EX-10.30

       [***Confidential Treatment Requested. Confidential portions of this agreement have been redacted and have been separately filed with the
                                   Commission]


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                  WILLMAR/METAMORPHIX TURKEY JOINT VENTURE, LLC

     WILLMAR POULTRY COMPANY, INC., a corporation duly incorporated pursuant to the laws of Minnesota with principal place of business at Box 753, Willmar, Minnesota 56201-0753 USA (Hereinafter referred to as "WILLMAR")


                                       and


         METAMORPHIX, INC., a corporation duly incorporated pursuant to the laws of Delaware, having a principal place of business at 8510A Corridor Road, Savage, Maryland 20763, USA (Hereinafter referred to as "MMI"), has entered into this Limited Liability Company Agreement as of this 4th day of September, 2002.


                                    RECITALS


         WHEREAS Willmar is a major producer of, and supplier of the turkey industry in North America and maintains facilities necessary to test and evaluate products related to such industry under commercial conditions;

         AND WHEREAS MMI is developing products based upon diminishing the biological activity of Myostatin(TM) (GDF-8) to improve livestock production efficiency, enhance meat quality, or both;

         AND 'WHEREAS Willmar, by its December 1, 1998 Research Agreement with University of Minnesota, has an option to license from the University of Minnesota certain technology relating to the immunizing of turkeys to diminish the biological activity of Myostatin(TM) (GDF-8);

         AND WHEREAS Willmar has filed a U.S. patent application relating to Myostatin(TM);

         AND WHEREAS MMI is the owner of U.S. patent applications relating to Myostatin(TM);

         AND WHEREAS MMI and Willmar have agreed to establish a joint venture (in the form of a limited liability company duly organized pursuant to the laws of Delaware) for the purposes of developing, manufacturing, marketing, and the sale of a Myostatin(TM) product or products, based upon the most appropriate method available through ownership or license to Willmar and MMI, with the intention that the future development costs of such products be minimized while expediting delivery and marketing of the product to the turkey industry in North America;


                                    AGREEMENT

         Willmar and MMI hereby covenant, agree, represent, and warrant, as follows:

INTERPRETATION AND DEFINITIONS

INTERPRETATION AND DEFINITIONS

1.01 DEFINITIONS

                  For the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith, all words and phrases used herein which are denoted with initial capital letters shall have the meanings assigned to them as set out in this Agreement and, in addition, the following words and phrases shall have the following meanings:

         (a) "Affiliate" shall mean, during the period the same pertains, any corporation, person, firm, partnership, or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by, or is under common ownership with a Party to this Limited Liability Company Agreement to the extent of not less than fifty (50%) percent of the equity having the power to vote on or direct the affairs of the entity, and any corporation, person, firm, partnership, or other entity actually controlled by, controlling or under common control with a Party to this Limited Liability Company Agreement. Notwithstanding the definition of Affiliate, Affiliate does not include the University of Minnesota or any of its departments, divisions or wholly owned subsidiaries.

         (b)      "Existing   Confidentiality   Agreement"   shall   mean   that
                  Confidentiality and Non-Disclosure Agreement dated May 11, 2002 and executed by and between MMI and Willmar.

         (c)      "MMI" means MetaMorphix, Inc.

         (d)      "Willmar" means Willmar Poultry Company, Inc.

         (e) "Myostatin(TM) Technology" means those Myostatin(TM) (GDF-8) immunizing agents (to be delivered via active or passive transfer), antagonists, transgenic breeds that delete or diminish the biological activity of Myostatin(TM), and or Myostatin(TM) related Turkey-specific diagnostic kits and services as the case may be now or in the future in respect of which MMI has a right to grant licenses.

         (f) "Licensed Field of Use" means the use in the Turkey market of the MMI and/or Willmar Technology in the Territory for purposes of developing, making, using, and selling Myostatin(TM) related Products and Services that delete or diminish the biological activity of Myostatin(TM) (GDF-8).

         (g) "MMI Technology" means inventions and know-how comprised of the use and delivery of Myostatin(TM) (GDF-8) immunizing agents and antagonists as described in the MMI Patents, and further includes all technical data, information, and biological materials and reagents useful in working with the subject matter of the MMI Patents which is now owned or subsequently acquired by MMI during the term of this Agreement.

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

         (h) "Willmar Technology" means inventions and know-how comprised of the use of the delivery of Myostatin(TM) immunizing agents by passive transfer as described in the Willmar Patents, and further includes all technical data, information and biological materials and reagents useful in working with the subject matter of the Willmar Patents which is now owned or subsequently acquired by Willmar during the term of this Agreement.

         (i) "MMI Patents" means any patents granted pursuant to such U.S. Patent Applications as are set forth in Schedule 1.01(i), or granted pursuant to any patent applications subsequently filed that is based on any such MMI Patent and includes any continuations, continuations-in-part, divisions, patents of additions re-issues, renewals, and extensions of such patents and patent applications listing attached hereto in Schedule 1.01(i), and all foreign patents corresponding to any of the foregoing.

         (j)      "Party" shall mean either MMI or Willmar.

         (k) "Territory" shall mean North America (and any additional areas included in accordance with Section 9.02d).

         (l) "Revenue" shall mean any and all gross revenues payable to or received by Willmar at any time or in any form, for or on account of (i) the making, use, imports, or other transfer of a Product and Service; (ii) the grant to any other person or entity of a sub-license or any other rights to the rights granted under this agreement; or (iii) any other use, practice, or exploitation for use in the Field and Territory, of the MMI Technology and the Willmar Technology. Revenue shall include, without limitation, up-front fees, equity, milestone payments, development payments, maintenance fees, success fees, service revenues, shares of profits and royalties.

         (m) "Willmar Patents" means any patents granted pursuant to such U.S. Patent Application 09/754,826 (University of Minnesota File Number Z00173), or granted pursuant to any patent applications subsequently filed that is based on the Willmar Technology and includes any continuations, continuations-in-part, divisions, patents of additions, re-issues, renewals, and extensions of such patents and all foreign patents corresponding to any of the foregoing.

         (n) "Registration" means the issuance of approvals from or by regulatory agencies or other governmental authorities necessary to authorize sale of a Product in a particular country or jurisdiction.

         (o) "Product and Service" means any product, composition, process, service, or method of use of any part thereof that deletes or diminishes the biological activity of Myostatin(TM) in the licensed field of use and/or Myostatin(TM) related Turkey-specific diagnostic kits and services and is made, directly with, from or contains Willmar and/or MMI Technology.

         (p) "Target Turkey Companies" means with the following but not limited to: Cargill, Inc. and its subsidiaries and its contractual growing/processing partners; Jennie-O Turkey Store, Inc.; Butterball Turkey Company; Pilgrim's Pride; and Willmar Poultry Company and its Affiliates and growing/processing partners.

         In addition, certain capital, profit, and loss related terms are defined in Section 15.01.

1.02 DIVISION AND HEADING


                  The division of this Agreement into Articles and Sections and the insertion of headings herein are for the convenience of reference only and shall not affect and shall not be construed as affecting the interpretation hereof.

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


1.03 GENDER

                  In the Agreement, where the context requires or permits, words importing the masculine gender shall include the feminine and neuter genders, and words importing the plural shall include the singular and vice versa, and the words "person" and "persons" shall include corporations, partnerships, and all other entities of whatsoever nature and kind.



1.04 SEVERABILITY

                In the event any term or condition, covenant, or agreement or other provision contained herein is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, such term or condition, covenant or agreement, or other provision, shall, nonetheless, continue to be enforceable to the fullest extent permitted by law against any person(s) and/or in any circumstance(s) other than those to whom and/or to which such term, condition, covenant or agreement, or other provision, has been rendered or held invalid, illegal, or incapable of being enforced.


ESTABLISHMENT AND STRUCTURE OF THE JOINT VENTURE AS A LIMITED LIABILITY COMPANY

2.01 Willmar and MMI hereby form a limited liability company with a calendar fiscal year in the United States of America under the laws of the State of Delaware which company will be considered a partnership for United States income tax purposes and shall be known as "Willmar/MetaMorphix Turkey Joint Venture, LLC" (herein such company is referred to as the "LLC").

2.02 Willmar and MMI shall execute and file the Certificate of Formation which is attached to this Agreement as, Exhibit 2.02 for the formation of the LLC. Willmar and MMI agree that the LLC has been established in accordance with the approved Certificate of Formation and this Limited Liability Company Agreement.

2.03 All costs of formation, regulatory fees, taxes and other associated costs shall be borne by the LLC.



ESTABLISHMENT OF BOARD OF GOVERNORS

 3.01 MMI and Willmar hereby establish a Board of Governors ("BOG") which (a) shall determine pricing of Products and Services, (b) shall review and approve plans and budgets for (i) testing and evaluation of Products and Services, (ii) research and development of Products and Services, (iii) manufacturing (subject to Section 10.1), and (iv) patent maintenance pertaining to new inventions derived from the LLC, (i.e., collectively, "Development Costs"), (c) shall decide according to Section 9.01 the marketing and distribution channel(s) of Products and Services, and (d) shall oversee the business of the LLC (including the operation of the Operating Group).

 3.02             The Board of Governors  shall  consist of five (5)  governors.
         Each Party shall appoint two (2) governors and the fifth governor shall be mutually appointed by the Parties. An interim person may be elected as the fifth governor until a mutually agreed upon permanent fifth

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

         governor is elected. The Chairman of the BOG shall be the CEO of MMI. On the invitation of the BOG, other persons and parties including the LLC accountant may participate in all or those portions of the deliberations of BOG as may be appropriate. From the effective date of this agreement, this initial appointments of the Parties to the BOG are as follows:

                      MMI                          WILLMAR

         Edwin C. Quattlebaum, Ph.D.              Richard Husinga

         Linda Yaswen-Corkery, Ph.D.              Lee Byberg



                      Mutually Appointed Governor:______________________________

                  Notwithstanding anything in this Agreement to the contrary, the BOG may not broaden the purpose for which the joint venture was established or pursue opportunities other than developing, manufacturing, marketing, and the sale of a Myostatin(TM) product or products in Turkey, may not admit an additional Party (except as set forth in Section 12.01), may not obligate any member of the LLC beyond that member's share of an agreed budget, and may not authorize the LLC to file for bankruptcy without the consent of all of the Parties (in their sole discretion) and on such terms and conditions as shall be agreed upon by all the Parties.

 3.03 All meetings of the BOG shall be conducted on an as required basis upon the call of any representative of the BOG with not less than one week's notice. Meetings of the BOG shall alternate between the offices of the Parties (or be conducted telephonically). Each Party shall be responsible for their own respective costs in attending and participating in BOG meetings and that of their representatives (and the LLC (a) shall reimburse the mutually appointed governor for his reasonable expenses and (b) shall compensate him in a manner decided upon by the BOG). As much as practical, communication between the Parties of the BOG shall be effected regularly by phone, fax, and other similar communication, so as to foster the regular open exchange of information and collaboration between BOG and the Parties' respective personnel. The Parties acknowledge and agree that either Party and their representatives may upon reasonable notice and a non-disturbance basis visit the facilities of the other to view and inspect those activities carried on for the LLC in such facilities.

3.04     At its earliest opportunity, the BOG shall evaluate the MMI and Willmar
                  Myostatin(TM) technology for purposes of determining their respective ability to improve production efficiency, enhance meat quality, or both. As a result of such evaluation, the BOG shall determine the programs, studies, and activities to be pursued in respect to such Myostatin(TM) technologies, and which are from time to time to be discontinued. It shall be the responsibility of the BOG to agree


3.05     Budgets.
     3.05(a) After formation of the LLC, no expenditure or in-kind contribution shall be made by the LLC and/or the Parties until a budget for the current calendar year has been approved by the BOG. This budget shall itemize and set limits on all foreseen expenditures or in-kind contributions by the LLC and the Parties individually on behalf of the LLC. The budget shall establish pro-forma cash requirements of the LLC and a pro-forma projection of the estimated capital contributions to be made by the respective Parties to the LLC. Successive annual budgets shall be approved by the BOG at least thirty
                  (30) days prior to the end of the preceding calendar year. No expenditure by the LLC shall be permitted, and no in-kind

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

                  contribution by a party shall be recognized as admissible unless in accordance with an approved budget or subsequently approved by the BOG.

     3.05(b) The approved budget shall be funded by cash contributions on behalf of the Parties as provided in this Sections 3.05(b) and Sections 3.05(c) 3.06, or by revenues from Target Turkey Companies. The Parties hereby commit each year to provide an annual minimum capital contribution to the LLC (as may be required and agreed by the BOG on the basis of that year's budget) and as initially provided in Sections 3.06 and 13.03. Such annual minimum cash contributions by the Parties shall jointly not exceed the aggregate of 1) the actual expenditure of the LLC for the year and its current liabilities at year end, 2) the total in-kind contribution of the Parties as invoiced to the LLC during the year, and unpaid, and 3) such reasonable level of working capital as the BOG may agree.

     3.05(c) All approved out-of-pocket expenditures and in-kind contributions by the Parties shall be invoiced monthly by each contributing party to the LLC and recognized as an advance capital contribution of the respective parties to their Capital Account as contemplated by Section 15. Cash contributions as may be required of any Party may, at the election of that Party, be contributed net of outstanding invoices due to such Party from the LLC. Cash contributions received by the LLC shall be immediately used to reimburse invoiced payables to the Parties to the extent such payables are not offset net in that Party's cash contribution.

     3.05(d) At the request of a Party contributing a non-cash contribution, approved non-cash contributions incurred by such Party and invoiced by such Party to the LLC, shall be credited by the LLC as one-half of such approved in-kind contribution to the contributing Party's capital account, and shall invoice the other Party for the other half of such in-kind contribution, (whereupon such other Party shall pay such amount to the LLC within thirty (30) days), and shall pay such contributing Party the other half in reimbursement from current cash resources or from the receipt of the funds from the other Party. The remittance of such funds by the other Party to the LLC shall be credited to that Party's Capital Account.

     3.06 No contribution of either Party shall be recognized as a contribution to the LLC if (a) incurred prior to the formation and establishment of the LLC or (b) not approved by the BOG. The Parties hereby commit to provide, jointly and in equal shares, an initial capital contribution of up to Five Hundred Thousand Dollars ($500,000) for expenses as may be approved by the BOG on an as-required basis. Upon the execution of this Agreement, the Parties will each contribute Five Thousand Dollars ($5,000) to the LLC to be deposited into a bank account held by the LLC and subsequently, the remaining Four Hundred Ninety Thousand Dollars ($490,000) shall be provided as required within thirty (30) days of the LLC incurring approved expenditures or being invoiced for approved expenditures or contributions by the Parties.

ESTABLISHMENT OF LLC OPERATING GROUP

4.01 MMI and Willmar shall forthwith upon execution of this Agreement establish a three person Operating Group (OP) which shall be overseen and directed by the BOG. The Manager of the LLC OP shall be the MMI Vice President of Business Development (or, upon and after launch of product marketing and selling, such other governor as may be selected by the BOG). The Manager is responsible for facilitating day to day operations within the LLC. The Manager shall also be a governor on the BOG. Each Party shall appoint one technical person to the OP.

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


                  And from the effective date of this agreement the initial appointments of the Parties to the OP are as follows:

                      MMI                                           WILLMAR

         Linda Yaswen, Ph.D.             Manager

         Ronald L. Stotish, Ph.D.        Technical                  Daryl Emery

 4.02 All meetings of the OP shall be conducted, as required, based upon the call of the Manager or Willmar's technical representative with not less than one week's notice. Meetings of the OP shall alternate between the offices of the Parties (or be conducted telephonically). Each Party shall be responsible for their own respective costs in attending and participating in OP.meetings. As much as practical, communication between the Parties of the OP shall be effected regularly by phone, fax, and other similar communication, so as to foster the regular open exchange of information and collaboration between OP and the Parties respective personnel. The Parties acknowledge and agree that either Party and their representatives may upon reasonable notice and a non-disturbance basis visit the facilities of the other to view and inspect those activities carried on for the LLC in such facilities.

 4.03 At its earliest opportunity, the OP shall evaluate the MMI and Willmar Myostatin(TM) technology for purposes of determining their respective ability to improve production efficiency, enhance meat quality, or both. The evaluation shall lead to a recommendation to the BOG with a preferred course of action.

 4.04 The OP shall evaluate the various product development and Registration steps and establish responsibilities of the respective Parties as to conduct of the work and the appropriate budget allocation for each step of product development and Registration as provided for in Section 3.05(a). Such budget allocation shall reflect the reasonable costs expected to be incurred by a Party or its affiliates in performing its obligations hereunder including overhead, but excluding profit. The evaluation shall lead to a recommendation to the BOG with a preferred course of action and proposed budget.


LICENSES OF TECHNOLOGY TO THE LLC

 5.01 Willmar hereby licenses to the LLC all Willmar Technology together with any and all improvements, continuations, continuations-in-part, reissuances, and related foreign filings which may come into Willmar's possession in respect to the Licensed Field of Use such that the LLC shall be exclusively entitled to practice such Willmar Technology in the Licensed Field of Use in the Territory. In respect to any of the Willmar Technology which is subject of a license from a third party, Willmar shall sublicense such subject matter to the LLC in a separate sublicense agreement. In such sublicense the LLC is solely responsible for all third party payments, benefits, or consideration which shall become payable pursuant to such licenses to any third party. Willmar agrees that it shall in respect of any patent applications, patent filing or prosecutions diligently maintain and prosecute such patent applications, patent filings, or prosecutions at its own expense except as otherwise permitted by the OP. Such maintenance, application, or prosecution costs and any third party payments or benefits incurred by Willmar in connection with the sublicenses hereinbefore referred to shall not constitute costs constituting contribution to the LLC by Willmar.

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

5.02
                  MMI hereby licenses to the LLC all MMI Technology together with any and all improvements, continuations, continuations-in-part, reissuances, and related foreign filings which may come into MMI's possession in respect to the Licensed Field of Use such that the LLC shall be exclusively entitled to practice such MMI Technology in the Licensed Field of Use in the Territory. In respect to any of the MMI Technology which is subject of a license from a third party, MMI shall sublicense such subject matter to the LLC in a separate sublicense agreement. In such sublicense the LLC is solely responsible for all third party payments, benefits or consideration which shall become payable pursuant to such licenses to any third party. MMI agrees that it shall in respect of any patent filing or prosecutions diligently maintain and prosecute such patent applications, patent filings, or prosecutions at its own expense except as otherwise permitted by the OP. Such maintenance, application, or prosecution costs and any third party payments or benefits incurred by MMI in connection with the sublicenses hereinbefore referred to shall not constitute costs constituting contribution to the LLC by MMI.

5.03. The LLC shall pay any and all royalties due to the licensors of any Willmar Technology and any MMI Technology, respectively, from sales of the LLC. Willmar and MMI shall each be responsible to their respective licensors for any and all non-species specific milestone payments, non-species specific license fees, patent cost reimbursements, and the like.


SHARING INFORMATION

6.01

                  MMI and Willmar shall freely exchange all relevant information (except as the disclosure of such information may be restricted by such Party's confidentiality agreements with other entities), i.e. between MMI and LLC and between Willmar and LLC. Such information may benefit MMI for instance if the LLC had turkey MyoVax(TM) information that would assist MMI in the development of MyoVax(TM) for chicken/swine. Conversely, information on Chicken MyoXtra(TM) might help Turkey MyoXtra(TM) development. Willmar, for example, might have breeding information that it has developed that might help the LLC and may learn from the LLC experience breeding approaches helpful to Willmar generally. However, other than for research and development, and ultimately commercialization purposes for LLC Product and Services, this sharing of information shall not give MMI any rights to use Willmar's proprietary breeding technology and patents and shall not give Willmar any rights to use MMI's proprietary Myostatin(TM) (GDF-8) or other technology or patents Any commercial exploitation performed by the LLC and/or MMI of Willmar's breeding technology must be approved by Willmar.

6.02 The Parties acknowledge that the Existing Confidentiality Agreement shall control all disclosures from its effective date up to and until the Effective Date of this Agreement. The Parties agree that the Existing Confidentiality Agreement is hereby superseded as of the Effective Date of this Agreement by the terms and conditions set forth in this Section 6.02 and the other applicable terms and conditions set forth in this Agreement, as follows:

                  (a)      The  Parties  acknowledge  that  during the course of
                           this Agreement they may each receive (and hence become a "Receiving Party") from the other (the "Disclosing Party") information electronically, in writing, or orally, that is proprietary and/or confidential and of commercial value to the Disclosing Party. The Parties agree that they shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, the Parties shall take at least those measures that each takes to protect its own confidential information of a similar nature, but in no event less than a reasonable degree of care. Both Parties shall immediately notify the other in the event either Party has knowledge of any unauthorized use or disclosure of the Confidential Information.

                  (b) Except to the extent expressly authorized by this Agreement, the Parties agree that the Receiving Party shall keep confidential and shall not publish or otherwise disclose, and shall not use for any purpose, any Confidential Information furnished to it by the Disclosing Party pursuant to this Agreement, regardless of the medium on which it is provided, including know-how, except to the extent that it can be established by the Receiving Party by competent proof that such information:

                           (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

                           (ii) was generally known to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

                           (iii) became generally available to the public or otherwise part of the public domain after its disclosure through no fault of the Receiving Party, or its Affiliates.

                           (iv) was subsequently lawfully disclosed to the Receiving Party by a Third Party who did not require the Receiving Party to hold it in confidence or limit its use, provided it was not obtained by such Third Party under an obligation of confidentiality directly or indirectly from the Disclosing Party; or

                           (v) was independently discovered or developed by the Receiving Party without the use of the Disclosing Party's Confidential Information, as can be documented by written records created at the time of such independent discovery or development.

6.03     PERMITTED DISCLOSURES.

                  (a) Subject to Section 6.02, the Receiving Party may disclose the Disclosing Party's Confidential Information to the extent such disclosure is required for complying with applicable laws, regulations, and/or court or administrative orders; provided however, that in each case described in this Section 6.03, the Receiving Party shall (i) promptly give advance notice to the Disclosing Party of such disclosure requirement; (ii) promptly provide a copy of the proposed disclosure; and (iii) use commercially reasonable efforts in assisting the Disclosing Party to secure confidential treatment, including a protective order, for such Confidential Information required to be disclosed.

                  (b) The Receiving Party may disclose the Disclosing Party's Confidential Information to the Receiving Party's employees, contractors, or consultants who
                           (i) have a need-to-know, and (ii) are party to a confidentiality and non-disclosure agreement with the Receiving Party prohibiting such employee, contractor, or consultant from disclosing or using Confidential Information in the manner and with the same degree of care as set forth in this Section
                           6.02. Each such disclosure shall be limited in the scope of information provided if such recipient has a need to know only specific information.

                  (c) Either Party, as is customary or required in accordance with securities law and practice, but only to the extent so necessary, may disclose the existence or terms of this Agreement. In the event either Party so desires to make such a disclosure to an investor or in a public filing, such Party shall
                           (a) include only such information that is specifically required or requested.

                  (d) The Receiving Party, to the extent required or useful, may disclose Confidential Information in any patent filing made under or envisioned by this Agreement.

                  (e) Any confidentiality agreement under this Section 6.03 with any Third Party shall have at last such terms and be as strict as Sections 6.02 - 6.07.

6.04     COPIES

                  A Receiving Party shall not make any copies of the Disclosing Party's Confidential Information without the prior written approval of the Disclosing Party or in strict accordance with Section 6.03, except that the Parties may make copies that are reasonably necessary for its internal planning for the commercialization, marketing, sale, and use of products for the conduct of any regulatory approval, and manufacturing. Notwithstanding the foregoing, the Receiving Party may retain one (1) sealed copy of the Disclosing Party's Confidential Information solely for legal archival purposes.

6.05     PUBLICATION

                  Any Publications shall not include any of the Disclosing Party's Confidential Information without the Disclosing Party's prior written consent and shall include appropriate recognition of the other Party's contributions in accordance with the standard practice for assigning scientific credit, either through authorship or acknowledgement as may be appropriate.

                  (a) JOINT PUBLICATION. In the event that the Parties agree to jointly prepare a Publication of the results of any turkey-related research and development in a mutually acceptable scientific journal the Parties shall (i) jointly draft such Publication through the research representatives; (ii) prepare such Publication within a mutually agreed upon time; and
                           (iii) have such joint Publication reviewed and approved by the duly authorized officers of the Parties prior to submission of the article to the agreed upon scientific journal. Except by mutual consent, neither Party shall release or otherwise transfer any of the results from any research and development to any Third Party or the public prior to the date on which such joint Publication will be released.

6.06     PUBLIC ANNOUNCEMENTS

                  (a) Except as may otherwise be required by law or regulation, neither Party shall make any public announcement, directly or indirectly, concerning the existence or terms of this Agreement (or the subject matter hereof) without obtaining the prior consent of the other Party under Section 6.06(b); it being envisioned, however, that there shall be an initial public announcement of the existence of this Agreement.

                  (b) Unless otherwise agreed upon by the Parties, the reviewing Party shall have ten (10) business days to consent (or decline to consent) to an initial public announcement concerning the existence or terms of this Agreement (or the subject matter hereof), such consent not to be unreasonably withheld or delayed.

                           The aforegoing "reasonable" standard of consent shall not apply to a proposed public disclosure of Confidential Information, which may be prohibited by the Disclosing Party in its sole and absolute discretion.

                  (c) If either Party shall be required by law or regulation to make a public announcement concerning the existence or terms of this Agreement, such Party shall (a) include only such information in the public announcement that is specifically required, and (b) give at least forty-eight (48) hours prior advance notice to the other Party and obtain the other Party's comments.

6.07     EQUITABLE RELIEF

                  MMI and Willmar, in their role as Receiving Parties under this Agreement, hereby acknowledge and agree that with respect to the nature of the Confidential Information, there may be no adequate remedy at law for any breach of their obligations as Receiving Party under the confidentiality provisions of this Agreement, that any such breach may result in irreparable harm to the Disclosing Party, and therefore, notwithstanding Section 17.10, that upon any such breach the Disclosing Party shall be entitled to seek equitable relief, in addition to whatever remedies it might have at law, including injunctive relief, specific performance, or such other relief as the Disclosing Party may request to enjoin or otherwise restrain any act prohibited hereby, as well as the recovery of all reasonable costs and expenses, including attorneys' fees incurred.


OWNERSHIP OF INTELLECTUAL PROPERTY

7.01 In any event, (1) MMI shall exclusively own any patent improvements to its Myostatin(TM) (GDF-8) technology and/or additional or improved know-how relating to such technology and MMI may use any data produced by the Research in the prosecution of its existing patent applications and (2) Willmar shall exclusively own any patent improvements to its hatching, breeding, and commercial growing technology and/or additional or improved know-how relating to such technology (and not related to passive immunization to diminish Myostatin(TM) activity). In addition, any joint inventions (not relating to Myostatin(TM) (GDF-8) or hatching, breeding and growing technologies and not constituting an improvement upon any Party's patent estate) shall be owned by the LLC but shall be licensed royalty-free to MMI if useful to its Myostatin(TM) (GDF-8) products and services and/or licensed royalty-free to Willmar if useful to its production or to turkey-related products and services.


NON-COMPETITION

8.01 Subject to Section 9 below, the Parties covenant and agree that during the continuance of this Agreement and the conduct of business by the LLC that neither of them in the Territory shall alone, or in conjunction with any other person, whether as shareholder, advisor, employee or in any other capacity develop or market biologic products in the Licensed Field of Use in the Territory if such products would be competitive with the Products and Services for which the LLC has obtained Registration in any such jurisdiction within the Territory. The LLC shall obtain similar agreements in favor of the LLC from their respective affiliates.


MARKETING ENTITLEMENTS--

9.01              The BOG shall  appoint  individuals  from MMI and  Willmar  to jointly pursue and offer "Combined Funding and Licensing Agreements(s)", similar in nature to the agreements achieved by MMI in the chicken industry, with the "Target Turkey Companies," as follows:

                  a) The LLC shall have exclusive rights to offer such Combined Funding and Licensing Agreement(s) for Products and Services covered in the Licensed Field of Use within the Territory to the Target Turkey Companies. It is the intent of the LLC to capture a minimum of 30% of the value added by the Technology.

                  b) The LLC shall offer to the Target Turkey Companies two Funding and Licensing alternatives: (1) Direct Cash Contribution for Licensing Agreement and/or (2) Funding method that allows licensing rights by funding the LLC through a "Premium" paid per poult by the Target Turkey Companies for poults purchased from Willmar and/or Ag Forte, LLC, and/or for poults placed and/or sold by Willmar and its Affiliates. Such Premium per poult and any associated up front, milestone, equity or other development or incentive payments shall be collected by Willmar and Ag Forte, LLC on behalf of the LLC and forwarded to the LLC on a monthly basis.

                  c) The BOG shall approve and the LLC shall pay for the cost of marketing and distribution of Products and Services as it relates to sales to Target Turkey companies holding a Combined Funding and Licensing Agreement, funding the LLC either with direct cash contributions and/or through a Premium paid per poult.

                  d) MMI shall provide Products and Services to the LLC on an "at cost" basis (which shall include a reasonable allocation, in accordance with GAAP, of the cost of facilities and other overhead).

 9.02             While it is the intent of the LLC to market in accordance with
         Section 9.01, to the extent that the LLC does not enter into Agreements with customers as defined in Section 9.01 (a) and Section 9.01 (b), Willmar will at its option, after twelve months following Registration of a Product in the United States, have the right to enter into a marketing and distribution agreement with the MMI and/or the LLC (which agreement shall be acceptable to each Party) for the Product(s) and Services covered in the Licensed Field of Use for North America (i.e., The United States, Canada, and Mexico). This marketing agreement shall aim to capture a minimum of 30% of the value added by the Technology and provide among other matters normally subject of such an agreement as follows:

                  a) Willmar will make all diligent efforts to develop the market for and market the Product and/or Service in North America in consideration for a marketing fee approved by the BOG which shall include a reasonable allocation, in accordance with GAAP, of the cost of facilities and other overhead. All Revenue arising from such marketing and distribution effort shall accrue to the benefit of the LLC.

                  b) The Marketing and Distribution Agreement shall be exclusive in respect to Willmar for North America, with exception of any marketing performed directly by the LLC to target turkey customers as described in
                           Section 9.01(a) and Section 9.01 (b).

                  c) MMI will not license and/or agree to any other party, including MMI itself, to import the product(s) from other countries and/or to market from within North America in competition with the LLC and/or as long as Willmar is maintaining exclusive Marketing and Agreement as specified in Section 9.02 (b) and 9.02
                           (d).

                           cannot be reached, the LLC thereafter (for up to one year) shall be entitled to negotiate a Marketing and Distribution Agreement on same terms or better terms (i.e., more favorable to the LLC) with another entity. However, if the LLC desires to enter into a Marketing and Distribution Agreement on terms less favorable to the LLC, the LLC first must reinitiate the "first offer" process of this Section 9.02(d).

9.03 MMI retains the exclusive right to market, distribute, license such rights, or otherwise exploit any and all MMI Technology and/or Willmar Technology royalty-free outside of the field. MMI will pay any royalty fee to the University of Minnesota for Willmar Technology used outside of the field. MMI shall be granted a royalty-free license to any LLC information and know-how for non-field purposes.


MANUFACTURING ENTITLEMENTS

10.01 MMI shall have a right to manufacture or have manufactured the Product(s) and/or Services on behalf of the LLC on commercially usual terms and conditions and at a cost to the LLC equal to that which would be available to the LLC through alternative manufacturers. If such right is exercised by MMI, the term of the manufacturing agreement between LLC and MMI shall be for an initial five year period following release for sale of the first batch of Product manufactured by, or on behalf of, MMI. At the expiration of any MMI manufacturing agreement or any third party agreement, provided that MMI has given at least six (6) months notice to the LLC and Willmar, MMI shall again have the first right to manufacture the Product(s).


SPECIFIC RESPONSIBILITIES OF EACH PARTY

11.01 MMI, subject to BOG approval and budgetary requirements, shall be responsible for providing the LLC with the_ necessary advice and information with respect to Registration requirements for North America in respect to Products.

11.02 MMI, subject to BOG approval and budgetary requirements, shall be responsible upon identification of a Product or Products by the LLC to prosecute arid diligently pursue Registration of Product at the cost of the LLC.

11.03 MMI, subject to BOG approval and budgetary requirements, shall be responsible for research and Development of the Products and Services.

11.04 MMI, subject to BOG approval and budgetary requirements, shall be responsible for patent application and maintenance for joint inventions on behalf of the LLC, at the LLC's cost.


11.05 Willmar, subject to BOG approval and budgetary requirements, shall be responsible for supervision and conduct of pre-clinical and clinical trials necessary and desirable for the development and Registration of a Product at the cost of the LLC. Clinical trials may or may not be held at Willmar facilities given regulatory requirements and other regulated trial design requirements.

         be held at Willmar facilities given regulatory requirements and other regulated trial design requirements.

PARTIES AND PERCENTAGE INTEREST

12.01 The names, and addresses of the Parties of the LLC are as set forth on Schedule 12.01 attached to and made a part of this Agreement. Each Party shall have a percentage interest ("Interest" or "Percentage of Interest") in the LLC as set forth opposite his name on Schedule
         12.01. Additional persons may be admitted to the LLC upon the consent of all of the Parties (in their sole discretion) and on such terms and conditions as shall be agreed upon by all the Parties and any new Parties. Unless otherwise agreed (or as may occur in accordance with Section 13.03), the percentage interest of each Party in the LLC shall be 50%, and all capital contributions to the LLC shall be funded 50% by each Party.

CAPITAL AND LOANS

13.01 The Parties, in accordance with Section 3.06, have made initial capital contributions in cash to the LLC as set forth on
         Schedule 13.01.

 13.02 No additional Capital Contributions have been agreed to be made by any Party (except as set forth in Section 3.06 and Section 13.03). The Parties shall make additional contributions and/or loans to the LLC at such time or times, and upon such conditions, as the Parties may determine or in accordance with Section 3.06 and in Section 13.03.

 13.03 If, as, and when the Board of Governors approves budgets, in accordance with Sections 3.01 and 3.05(a), each Party shall provide up to $500,000 per calendar year (or such alternative amount as may be agreed under section 3.05(a)) to support and fund such budgets (whether in the form of in-kind effort and/or cash, as may be determined by the
         BOG) for at least five (5) years  (with the  contribution  mandated  by
         Section 3.06 being deemed to be the contribution for the year 2002). The minimum $2,500,000 per Party commitment shall continue beyond five
         (5) years (but not beyond 2011 unless Parties mutually agree to extend this commitment) if the full, cumulative contribution of $2,500,000 per Party is not drawn down during the five year period. The Parties acknowledge and agree that this aggregate capital contribution of up to Five Million Dollars ($5,000,000) is a presently reasonable estimate of the research and development, Registration, testing evaluation of Products and Services, preliminary manufacturing, and "new invention" patent maintenance costs for such period. In the event that a Party fails to contribute an amount mandated by the BOG within the parameters established by this Section 13.03 (and paid within the time provided in Section 3.06), the LLC shall (and any non-defaulting Party awaiting reimbursement for in-kind contributions, on behalf of the LLC, may) provide notice of default of payment to the defaulting Party. In the event that the defaulting Party fails to make a required contribution of additional capital in accordance with this Section 13.03 and Section
         3.05 within thirty (30) days of the notice of default and payment being given, the non-defaulting Party may elect one or more of the following courses of action:

                  (a) To loan money to the LLC in such amount as the defaulting Party's required contribution, such monies loaned to bear interest at the rate of eighteen percent (18%) per annum on the unpaid principal amount, until fully repaid. All such loans (and interest) by any non-defaulting Party to the LLC shall be repaid out of the Available Cash (in accordance with Section 15) of the LLC before any defaulting Party shall receive any distribution; or

                  (b) To direct the LLC to withhold distributions of Available Cash to the defaulting Party until the amount withheld equals the amount of capital which the defaulting Party is required to contribute to the LLC in accordance with this Section 13.03, plus interest at the rate of eighteen percent (18%) per annum; or

                  (c) To direct the LLC to treat the amount of any reimbursement for in-kind effort not paid to the non-defaulting Party as an item to be entered on the books of the LLC as an additional contribution of the non-defaulting Party, which shall be treated as a preferred loan and interest in the LLC with interest accruing at the rate of eighteen percent (18%) per annum on the amount of such additional contribution per Section 13.03(a) above; or

                  (d) To direct that the LLC be dissolved (and its business affairs wound down) with all MMI Technology being returned to MMI, all Willmar Technology being returned to Willmar, and the non-defaulting Party shall have exclusive license and right to use any joint inventions.

         If after contributing $2,500,000, one Party decides not to contribute any additional funds, then the other Party may elect one of the following courses of action:

                  (a) To loan money to the LLC in such amount as the non-paying Party's required contribution, such monies loaned to bear interest at the rate of eighteen percent (18%) per annum on the unpaid principal amount, until fully repaid. All such loans (and interest) by any paying Party to the LLC shall be repaid out of the Available Cash (in accordance with Section 15) of the LLC before any Party shall receive any distribution; or

                  (b) To direct the LLC to withhold distributions of Available Cash to the non-paying Party until the amount withheld equals the amount of capital which the non-paying Party is required to contribute to the LLC in accordance with this Section 13.03, plus interest at the rate of eighteen percent (18%) per annum; or

                  (c) To direct the LLC to treat the amount of any reimbursement for in-kind effort not paid to the paying Party as an item to be entered on the books of the LLC as an additional contribution of the paying Party, which shall be treated as a preferred loan and interest in the LLC with interest accruing at the rate of eighteen percent (18%) per annum on the amount of such additional contribution, per Section 13.03(a) above.

13.04 The Provisions for additional contributions are for internal LLC purposes and may not be relied on or exercised by third parties or creditors of the LLC.

CAPITAL ACCOUNTS

14.01 An individual Capital Account shall be maintained for each Party. Each Party's Capital Account shall be maintained as provided in Section 15. Except as otherwise provided in this Agreement, no Party shall be paid interest on any Capital Contribution, and, no Party shall have the right to withdraw or receive any return of his Capital Contribution. Under circumstances requiring a return of any Capital Contribution, no Party shall have the right to receive property other than cash, except as provided in Sections 15.01(a) and 15.01(c).

                  Increases or decreases to a Party's Capital Account shall not affect a Party's Percentage of Interest.

PROFITS, LOSSES, AND DISTRIBUTIONS

15.01             DEFINED TERMS.

                  For purposes of this Agreement, the following terms shall have the meaning specified unless the context otherwise requires:

         a) ADJUSTED CAPITAL CONTRIBUTIONS -- "Adjusted Capital Contributions" means, for each Party, such Party's Capital Contributions to the LLC, reduced (but not below zero) by the amount of cash and the net fair market value of any other asset distributed to such Party pursuant to Section 15.03(c) and Section 15.04 hereof.
                  AVAILABLE CASH -- "Available Cash" means, with respect to any taxable year of the LLC, at the time of determination, the LLC's remaining cash after the payment of costs and expenses and payments on LLC's debts reduced by such amounts as the Parties by the affirmative vote of all the Parties and as approved by the BOG, shall deem reasonably necessary to meet reasonably anticipated expenditures or liabilities of the LLC, including, but not limited to, reasonable future budgeted expenditure, debts to Parties who are creditors of the LLC and reserves for replacements and capital improvements for which adequate provision has not otherwise been made in the reasonable judgment of the Parties. Available Cash shall not include proceeds from Capital Transactions or the amount of Parties' Capital Contributions.
                  CAPITAL ACCOUNT -- "Capital Account" means, as in the books of the LLC for any Party, the Capital Contribution actually made by that Party, less all Profit allocated to that Party, and plus the sum of (I) all Loss allocated to that Party, (ii) the amount of cash and the fair market value of any other asset distributed to that Party (net of liabilities, assumed or taken subject to by such Party), and (iii) such Party's distributive share of all other expenditures of the LLC not deductible in computing its taxable income and not properly chargeable as additions to the basis of LLC property. Each Party's Capital Account shall be determined and maintained in accordance with the Treasury Regulations adopted under Section 704(b) of the Code. Any questions concerning a Party's Capital Account shall be resolved by applying principles consistent with this Agreement and the Treasury Regulations adopted under
                  Section   704  of  the  Code  in  order  to  ensure  that  all
                  allocations to the Parties will have substantial economic effect or will otherwise be respected for federal income tax purposes.
         d) CAPITAL CONTRIBUTION -- "Capital Contribution" means the total amount of cash and the fair market value (net of liabilities assumed or taken subject to by the LLC), as approved by the BOG, of any other assets contributed (or deemed contributed under Treasury Regulations Section 1.704-1(b)(2)(iv)(d)) to the LLC by a Party.
         e) CAPITAL PROCEEDS -- "Capital Proceeds" means the gross receipts received by the LLC from a Capital Transaction and the amount of the Parties' Capital Contributions.
         f) CAPITAL TRANSACTION -- "Capital Transaction" means the sale, exchange, financing, refinancing, condemnation, casualty or other disposition of all, or substantially all, of the assets of the LLC.
         g) CODE- "Code" means the Internal Revenue Code of 1986, as amended or any corresponding Section of any succeeding law.
         h) MINIMUM GAIN -- "Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(d). Minimum Gain shall be computed separately for each Party, applying principles consistent with both the foregoing definition and the Treasury Regulations promulgated under Section 704 of the Code.
         i) NEGATIVE CAPITAL ACCOUNT -- "Negative Capital Account" means a Capital Account with a balance less than zero.
         j) POSITIVE CAPITAL ACCOUNT -- "Positive Capital Account" means a Capital Account with a balance greater than zero.

         k) PROFIT AND LOSS -- "Profit and Loss" means for each fiscal year (which shall be the same as the LLC's taxable year) or other period, an amount equal to the LLC's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Sections 703(a)(1) shall be included in taxable income or loss and inclusive of interest expense on loans arising under Section 13); [provided, however, that in the event the Treasury Regulations promulgated under Section 704 of the Code require book value of assets to be used in determining profit or loss, then, for purposes of maintaining Capital Accounts in accordance with such Treasury Regulations, the taxable income or loss shall be computed using the book value of the assets.]
         1) RESTORATION AMOUNT -- "Restoration Amount" means, with respect to each Party, (a) the Party's share of Minimum Gain, and (b) the amount, if any, which the Party is unconditionally required under this Agreement or by law to contribute to the LLC (including the Party's share of debts of the LLC which the Party has guaranteed and the outstanding amount of loans made by the Party to the LLC, in each case only to the extent that the Party does not have a right of contribution from another Party).

15.02 ALLOCATION OF PROFIT OR LOSS FROM OPERATIONS AND DISTRIBUTIONS OF AVAILABLE CASH.


         a) AVAILABLE CASH. For any taxable year of the LLC, Available Cash shall be distributed to the Parties in proportion to their respective Percentages of Interest.

         b) TAXABLE INCOME OR TAXABLE LOSS. For any taxable year of the LLC, Profit or Loss (other than Profit or Loss resulting from a Capital Transaction, which Profit or Loss shall be allocated in accordance with the provisions of Sections 15.03(a) and 15.03(b)) shall be allocated equally to the Parties in proportion to their respective Percentages of Interest; provided, however, that an amount of Profit equal to the aggregate amount of Losses previously allocated to the Parties shall first be allocated in proportion to the amount of Losses previously allocated to the Parties until the aggregate Profit allocated pursuant to this proviso is equal to the aggregate Losses previously allocated to the Parties.

         c) SPECIAL ALLOCATIONS. Notwithstanding any other provision to the contrary in this Agreement, the following provisions shall apply:

                           (1) QUALIFIED INCOME OFFSET. No Party shall be allocated Losses or deductions if such allocation causes a Party's Negative Capital Account to increase in excess of the Party's Restoration Amount (any such Loss shall be reallocated to those Parties whose Capital Accounts are not Negative in an amount in excess of their Restoration Amount in accordance with their respective share of Loss as set forth in Section 15.02(b)). If a Party receives (1) an allocation of Loss or deduction (or item thereof) or (2) any LLC distribution, which causes such Party to have a Negative Capital Account in excess of its Restoration Amount or increase a Party's Negative Capital Account at the end of any LLC taxable year in excess of its Restoration Amount, then all items of income and gain of the LLC (consisting of a pro rata portion of each item of LLC income, including gross income and gain) for such taxable year shall be allocated to such Party, before any other allocation is made of LLC items for such taxable year, in the amount and in proportions required to eliminate such excess as quickly as possible. This Section 15.02(c)(1) is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Treasury Regulations promulgated under Section 704(b) of the Code:

                           (2) MINIMUM GAIN CHARGEBACK. If there is a net decrease in the Minimum Gain during any taxable year, then each Party shall first be allocated all items of gross income and gain of the LLC for such taxable year (and, if necessary, for subsequent taxable years) in an amount equal to the total net decrease in the LLC's Minimum Gain multiplied by that Party's percentage of the LLC's Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(g) at the end of the immediately preceding taxable year). This Section 15.02(c)(2) is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of the Treasury Regulations promulgated under
                  Section 704(b) of the Code.

15.03    ALLOCATION   OF  PROFIT  OR  LOSS  FROM  A  CAPITAL   TRANSACTION   AND
         DISTRIBUTION OF CAPITAL PROCEEDS.


         a) TAXABLE INCOME. Profit from a Capital Transaction shall be allocated as follows:

                  (1) If one or more Parties has a Negative Capital Account, Profit from a Capital Transaction shall be allocated first to those Parties, in proportion to their Negative Capital Accounts, until all Negative Capital Accounts have been increased to zero; then

                  (2)      Any  remaining  Profit  not  allocated   pursuant  to
                           Section 15.03(a)(1) shall be allocated to the extent necessary so that the Capital Account balances of the Parties are equal to the amounts distributable to them pursuant to Section 15.03(c) (this calculation shall assume that the Capital Transaction does not result in the dissolution of the LLC even if the Capital Transaction does result in the dissolution of the LLC).

         b) TAXABLE LOSS. Loss from a Capital Transaction shall be allocated as follows:

                           (1) If one or more  Parties  has a  Positive  Capital
                  Account, Loss from a Capital Transaction shall be allocated first to those Parties, in proportion to their Positive Capital Accounts, until-all Positive Capital Accounts have been reduced to zero; then

                           (2) Any remaining Loss not allocated to reduce Positive Capital Accounts to zero pursuant to Section 15.03(b)(1) shall be allocated to the Parties in proportion to their respective Percentages of Interest.

         c) CAPITAL PROCEEDS. Distributions of net Capital Proceeds (after repayment of all debts and liabilities of the LLC, including loans from Parties, and the establishment of any reserves that all the Parties deem necessary) shall be made in the following order of priorities:

                           (1) First,  to each  Party,  in  'proportion  to each
                  Party's Adjusted Capital Contributions, an amount equal to the amount of that Party's respective Adjusted Capital Contributions; then

                           (2) If one or more  Parties  has a  Positive  Capital
                  Account  before any further  allocation of Profit  pursuant to
                  Section 15.03(a)(2), to those Parties, in proportion to and to the extent of their respective Positive Capital Account balances; and then

                           (3) The balance to the Parties in proportion to their
                  respective Percentages of Interest.

15.04    LIQUIDATION OR DISSOLUTION.

         In the event the LLC is liquidated or dissolved, the assets of the LLC shall be distributed, after taking into account the allocations of Profit or Loss pursuant to Sections 15.02 or 15.03, if any, and prior distributions of cash or property pursuant to Sections 15.02 or 15.03, if any, to the Parties to the extent of and in proportion to the balances in their respective Positive Capital Accounts.

15.05    GENERAL.

         a) The timing and amount of all distributions shall be as determined by all of the Parties. It is the intention of the Parties that any monies available for distribution to the Parties be distributed promptly.

         b) If any assets of the LLC are distributed to the Parties in kind, those assets shall be valued on the basis of their fair market value, and any Party entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Parties so entitled. The fair market value of the assets distributed in kind shall be determined by the BOG or in the event of any dispute by a Party by an independent appraiser selected by all the Parties and paid for by the Party not accepting the BOG valuation. Based upon the fair market value, the Profit or Loss for each unsold asset shall be determined as if that asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 15.03 and shall be properly credited or charged to the Capital Accounts of the Parties prior to the dissolution of the assets in liquidation pursuant to Section 15.04.

         c) For each taxable year, all Profit and Loss of the LLC shall be allocated at and as of the end of that taxable year. The allocations of Profit and Loss shall be made within seventy-five (75) days after the end of such taxable year.

         d) Except as otherwise provided ill this Section 15.05(d), all Profit and Loss shall be allocated, and all distributions of cash shall be distributed, as the case may be, to the persons shown on the records of the LLC to have been Parties as of the last day of the taxable year for which that allocation or distribution is to be made. Unless all the Parties agree to separate the LLC's taxable year into segments, if the LLC admits a new Party to the LLC or if a Party sells, exchanges or otherwise disposes of all or any portion of his Interest to any person who, during that taxable year is admitted as an additional or substitute Party, the Profit and Loss shall, except as otherwise provided in the Code, be allocated between the transferor and the transferee on the basis of the number of days of the taxable year in which each was a Party; provided, however, that in the event of a Capital Transaction or any other extraordinary nonrecurring items of the LLC, Profit, Loss and distributions from such events shall be allocated to the Persons shown on the records of the LLC as of the date of such event.

         e) The methods set forth above by which Profit, Loss, and distributions are allocated, apportioned, and paid are hereby expressly consented to by each Party as an express condition to becoming a Party. Upon the advice of the outside accountants or of legal counsel to the LLC, this Section 15 may be amended to comply with the Code and the regulations promulgated under Section 704 of the Code; provided, however, that no such amendment shall become effective without the consent of those Parties who would be materially or adversely affected thereby. The Parties agree that the LLC shall use the traditional method for purposes of Section 704(c) of the Code.


BOOKS AND RECORDS

16.01 Adequate accounting records of all LLC business shall be kept and these shall be open to inspection by either of the Parties at all reasonable times. Audit of all books and accounting records shall be undertaken by a professional "Big Five" auditing company at the request of the BOG at the LLC's expense.Within seventy-five (75) days after the end of each taxable year and at the expense of the LLC, the LLC shall cause to be prepared a complete accounting of the affairs of the LLC, together with whatever appropriate information is required by each Party for the purpose of preparing such Party's income tax return for that year, which accounting and information shall be furnished to each Party

16.02 The LLC shall deliver (and shall cause any sublicensees to deliver) to each Party within thirty (30) days of the end of each calendar quarter, a written report showing all sales and other revenues during such calendar quarter.


16.03 Until such time as the LLC employs a suitably qualified accountant independent of the Parties, MMI will provide, or cause to be provided, bookkeeping and accounting services to the LLC. Such accounting services shall include all necessary returns, financial regulatory requirements, LLC tax returns, quarterly and annual accounts, which costs thereof, including reasonable overheads of MMI shall be borne by the LLC.

GENERAL PROVISIONS AND TERMINATION

17.01             TERMINATION

                  This Agreement shall cease and terminate on the occurrence of any of the following events, namely:

         (a) the bankruptcy, receivership, insolvency or dissolution of the LLC; or

         (b) the execution of an agreement of termination in writing which has the effect of terminating this Agreement by all of the Parties to this Agreement,

         providing such termination shall not affect any entitlements, rights, or obligations which accrued prior to termination.


17.02             NOTICES

               All notices, requests, demands, payments or other communications by the terms of this Agreement required or permitted to be given by one Party to the other shall be given in writing by registered mail, postage prepaid or by nationally recognized overnight delivery service; addressed or delivered to such other; in the event that postal service is interrupted or substantially delayed, delivery in person (against a signed receipt) only:

         (a)      in the case of Willmar:

                        Willmar Poultry Company, Inc.
                        3735 County Road 5, SW
                        P.O. Box 753
                        Willmar, Minnesota 56201-0753
                        Attention: President

         (b)      in the case of MMI:

                        MetaMorphix, Inc.
                        8510A Corridor Road
                        Savage, Maryland 20763

                        Attention: President

         and shall be deemed to have been effectively received on the third business day next following the posting thereof, if mailed, and on the day of delivery, if delivered.


17.03             SUCCESSORS AND ASSIGNS

                  This  Agreement  shall  inure to the benefit of and be binding
         upon  the  Parties  and  their  respective  heirs,  successors,   legal
         representatives and assigns, subject to subsection 17.04 hereof.

17.04             PROHIBITION ON ASSIGNMENT

                  This Agreement may not be assigned, nor shall the benefit or the burden thereof be assigned, in whole or in part, by any Party hereto without the unanimous consent of the other Party hereto first had and obtained. Notwithstanding anything in the foregoing to the contrary, either Party may assign its interest and right in the Company and this Agreement to any purchaser of all or substantially all of such Party's assets (or, in the case of MMI, all of MMI's turkey and poultry-related assets). In the event that Willmar sells all of its assets (including its interest and rights in this Agreement) to an entity also involved in bovine, poultry, swine, aquaculture, and/or other livestock production and/or processing, such assignment may be conditioned by MMI upon appropriate "fire wall" confidentiality protections, operational standards, and agreements being put into place.

17.05             FURTHER AGREEMENT AND INSTRUMENTS

               The Parties hereto covenant and agree to execute any instrument or certificate that may be necessary or appropriate to carry out the purpose and intent of this Agreement. The Parties further covenant and agree that they will do all things necessary and attend all BOG meetings of the LLC or any other corporation and vote thereat in such manner to give effect to this Agreement. The further agreements contemplated in this Agreement shall reflect the provisions' of and the intent of this Agreement to the extent applicable.


17.06             NO COUNTERPARTS

                  This Agreement may not be signed in one or more counterparts.

17.07             WAIVER

                  The Parties covenant and agree that if either Party hereto fails or neglects, for any reason, to take advantage of any of the terms herein provided for its benefit, any such failure or neglect by such Party shall not be, nor be deemed to be, construed as waiver of any of the terms, covenants, or conditions of this Agreement or the performance thereof.

17.08             GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


17.09             FORCE MAIEURE

                  Neither Party of this Agreement shall be liable to the other for failure or delay in the performance of their obligations under this Agreement, by Acts of God, regulations, or laws of any government, war, civic commotion, strike, terrorist attack, lock-out, or labor disturbances, destruction of facilities and any materials and equipment by fire, earthquake, storm, failure of public utilities or common carriers, and any cause beyond the control of that Party for the period of time that the foregoing prevents performance. The Parties acknowledge and agree that the foregoing does not operate so as to excuse any Party from prompt payment of any and all sums due by it pursuant to the terms and conditions of this Agreement.

17.10             ARBITRATION

                  The Parties expressly acknowledge and agree that it is their respective intention that, except as otherwise provided herein, any disputes arising between them in the first instance be settled amicably.

                  All disputes and differences of any kind arising under this Agreement, or arising between the Parties including the existence or continued existence of this Agreement and the arbitrability of a particular issue which cannot be settled amicably by the Parties may be referred by either Party to arbitration. The Party desiring to initiate arbitration shall serve a written request on the other Party. The Party receiving such written request shall designate the locale, being either Maryland or Minneapolis, within which arbitration is to take place.

                  The arbitration if conducted in Maryland or Minneapolis shall be finally settled in accordance with the Rules of Arbitration of the American Arbitration Association by one or more arbitrators appointed in accordance with the above-mentioned Rules.

                  The decision of the arbitration tribunal shall be final and binding upon the Parties and may be enforced in any court of competent jurisdiction, and no Party shall seek redress against the other in any court or tribunal except solely for the purpose of obtaining execution of the arbitration award or of obtaining a judgement consistent with the reward.

                  During any adjudication pursuant to this paragraph, the Parties shall continue to fulfill their respective obligations under this Agreement, unless the subject matter of the dispute is of such a nature that this is by no means possible until the dispute has been finally settled.

                  Notwithstanding the provision of this article, neither (a) issues relating to validity or infringement of Patents licensed herein, nor (b).disputes involving a third party necessary to be included for the complete resolution of such dispute, nor (c) an allegation of a failure of a Party to comply with its obligations under
         8.01 shall be a subject for arbitration.

17.11             ENTIRE AGREEMENT

         This Limited Liability Company Agreement, together with the Certificate of Formation, constitutes the complete and entire agreement between the Parties, and there are no prior or contemporaneous oral or written representations, promises or agreements not expressly referred to herein. This Limited Liability Company Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing dated and signed by the Parties hereto.


IN WITNESS WHEREOF, Willmar has hereunto affixed its corporate seal attested to by the hands of its duly authorized officer in that behalf on the 4th day of September, 2002.

                           WILLMAR POULTRY COMPANY, INC.

                            /s/ Richard Hoisinga
                           -----------------------------------------------
                                    By: Richard Hoisinga
                                    Its: COO

IN WITNESS WHEREOF, MMI has hereunto executed this agreement attested to by the hands of its duly - authorized officer in that behalf on the 4th day of September, 2002.

                           METAMORPHIX, INC.

                            /s/ Edwin C. Quattlebaum
                           -----------------------------------------------
                           Edwin C. Quattlebaum, Ph.D., President and CEO

SCHEDULE 1.01(I)

--------------------------------------------------------------------------------
                             SCHEDULE OF MMI PATENTS

--------------------------------------------------------------------------------
    PATENT / APP #            TITLE                 COUNTRY           STATUS

--------------------------------------------------------------------------------
         ***                   ***                     US             Issued
--------------------------------------------------------------------------------
         ***                   ***                 Argentina         Pending
--------------------------------------------------------------------------------
         ***                   ***                   Brazil          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Canada          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Europe          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Japan           Pending
--------------------------------------------------------------------------------
         ***                   ***                   Mexico          Pending
--------------------------------------------------------------------------------
         ***                   ***                New Zealand        Pending
--------------------------------------------------------------------------------
         ***                   ***                South Africa        Issued
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                   World          Published
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                   Canada          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Europe          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Japan           Pending
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                   World           Pending
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                 Australia         National
                                                                      Phase
--------------------------------------------------------------------------------
         ***                   ***                   Brazil          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Canada          Pending
--------------------------------------------------------------------------------
         ***                   ***                   China           Pending
--------------------------------------------------------------------------------
         ***                   ***                   Europe         Published
--------------------------------------------------------------------------------
         ***                   ***                   Japan           National
                                                                      Phase
--------------------------------------------------------------------------------
         ***                   ***                   Mexico          Pending
--------------------------------------------------------------------------------
         ***                   ***                New Zealand        National
                                                                      Phase
--------------------------------------------------------------------------------
         ***                   ***                   World           Pending
--------------------------------------------------------------------------------
         ***                   ***                   Canada          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Canada          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Canada          Pending
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         ***                   ***                   Europe          Pending
--------------------------------------------------------------------------------
         ***                   ***                   Japan           Pending
--------------------------------------------------------------------------------
         ***                   ***                     US            Allowed
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                   World          Published
--------------------------------------------------------------------------------
         ***                   ***                   World          Published
--------------------------------------------------------------------------------
         ***                   ***                     US             Issued
--------------------------------------------------------------------------------
         ***                   ***                     US            Allowed
--------------------------------------------------------------------------------
         ***                   ***                     US             Issued
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                 Argentina         Pending
--------------------------------------------------------------------------------
         ***                   ***                   World          Published
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                     US            Pending
--------------------------------------------------------------------------------
         ***                   ***                   World           Pending
--------------------------------------------------------------------------------

                                 SCHEDULE 12.01

                             SCHEDULE OF LLC PARTIES

                           Willmar Poultry Company, Inc.                50%
                           3735 County Road 5, SW
                           P.O. Box 753
                           Willmar, Minnesota 56201-0753

                           MetaMorphix, Inc.                            50%
                           8510A Corridor Road
                           Savage, Maryland 20763

                                 SCHEDULE 13.01

                        SCHEDULE OF CAPITAL CONTRIBUTIONS

                         None as of Agreement Execution

                                  EXHIBIT 2.02

                            CERTIFICATE OF FORMATION

                            CERTIFICATE OF FORMATION

                                       OF

                  WILLMAR/METAMORPHIX TURKEY JOINT VENTURE LLC

         The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, ET SEQ.), does hereby certify as follows:


         FIRST: The name of the limited liability company is Willmar/MetaMorphix Turkey Joint Venture LLC (the "Company").

         SECOND: The Company's registered office in the State of Delaware is located at 30 Old Rudnick Lane, Suite 100, Dover, Kent County, Delaware. The registered agent of the Company for service of process at such address is LEXIS Document Services Inc.

         THIRD: The operation of the Company shall be governed by a Limited Liability Company Agreement entered into among the members of the Company.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 4th day of September, 2002.


                            /s/ Edwin C. Quattlebaum
                           -----------------------------------------------
                           Edwin C. Quattlebaum, Ph. D., Authorized Person